                          COCA-COLA ENTERPRISES INC.

        PRO FORMA FINANCIAL INFORMATION REGARDING THE ACQUISITIONS OF:

                         SA BEVERAGE SALES HOLDING NV
                            COCA-COLA BEVERAGES SA
                            COCA-COLA PRODUCTION SA
                  AMALGAMATED BEVERAGES GREAT BRITAIN LIMITED
                   OUACHITA COCA-COLA BOTTLING COMPANY, INC.
                     COCA-COLA BOTTLING COMPANY WEST, INC.
                    GRAND FORKS COCA-COLA BOTTLING COMPANY



                                     INDEX
                                     -----

                                                                PAGE
                                                               -----

Introductory Information...................................     PF-1

Pro Forma Combined Condensed Statement of Income for
   the Year Ended December 31, 1996........................     PF-4

Pro Forma Combined Condensed Statements of Operations
  for the Quarters Ended March 29, 1996, June 28, 1996,
  September 27, 1996, and December 31, 1996................     PF-6

Pro Forma Combined Condensed Balance Sheet as of
  December 31, 1996........................................     PF-7

Notes to Unaudited Pro Forma Combined Condensed Financial
  Information..............................................     PF-8


                           COCA-COLA ENTERPRISES INC.

                        PRO FORMA FINANCIAL INFORMATION


INTRODUCTORY INFORMATION

The following unaudited pro forma combined condensed financial information sets forth the combined results of operations and financial position of Coca-Cola Enterprises Inc. (the "Company") and (i) SA Beverage Sales Holding NV, Coca-Cola Beverages SA, and Coca-Cola Production SA (collectively "France/Belgium"), (ii) Amalgamated Beverages Great Britain Limited ("Great Britain bottler"), (iii) Ouachita Coca-Cola Bottling Company, Inc. ("Ouachita"), and (iv) Coca-Cola Bottling Company West, Inc., and Grand Forks Coca-Cola Bottling Company (collectively "Coke West") and assuming the Company purchased the Acquired Companies (referring to all of the purchased companies, collectively) based on the assumptions set forth in the following Notes to Unaudited Pro Forma Combined Condensed Financial Information.

On February 21, 1996, the Company acquired Ouachita for a total transaction value of approximately $313 million. Later in 1996, an additional $2.5 million in purchase price was paid to the sellers primarily for additional working capital amounts acquired. The purchase price was paid in a combination of cash, shares of the Company's common stock from treasury, and two types of convertible preferred stock. The Ouachita bottling operations are located in portions of Arkansas, Louisiana, and Mississippi.

On July 26, 1996, the Company acquired The Coca-Cola Company's bottling and canning operations in France and Belgium for a transaction value of approximately $915 million. The France/Belgium franchise territories include approximately 90% of the population in France and all of the population in Belgium.

On August 12, 1996, the Company acquired Coke West for a transaction value of approximately $158 million. Coke West operates in franchise territories in portions of Montana, Wyoming, North Dakota, South Dakota, and Minnesota.

On February 10, 1997, the Company purchased the Great Britain bottler from The Coca-Cola Company and Cadbury Schweppes plc for an aggregate transaction value of approximately 1.2 billion British pounds sterling, or approximately $2 billion. The Great Britain bottler produces and distributes beverage products of The Coca-Cola Company and Cadbury Schweppes plc in Great Britain.

The purchase method of accounting has been used for all acquisitions, and accordingly, the results of operations of acquired companies are included in the Company's consolidated statement of income beginning with the date of acquisition. In addition, the assets and liabilities of companies acquired in 1996 are included in the Company's consolidated balance sheet at the preliminary estimates of their fair values on the date of acquisition.

                           COCA-COLA ENTERPRISES INC.

                        PRO FORMA FINANCIAL INFORMATION


INTRODUCTORY INFORMATION -- (CONTINUED)

The acquisitions were initially financed through short-term bank borrowings, commercial paper, and seller financing. The Company intends to refinance portions of the short-term borrowings on a long-term basis. With respect to international acquisitions, the Company has financed the acquisitions in local currency (or alternatively, executed currency agreements) to eliminate exposure to fluctuating currencies on the Company's acquisition cost.

The following unaudited pro forma financial information should be read in conjunction with the Company's audited and unaudited financial statements, including the notes thereto, contained in: (i) the Coca-Cola Enterprises Inc. Annual Report on Form 10-K for the year ended December 31, 1996 and (ii) Coca-Cola Enterprises Inc. Quarterly Reports on Form 10-Q for the quarterly periods ended March 29, 1996, June 28, 1996, and September 27, 1996.

The unaudited pro forma combined condensed statement of income for the year ended December 31, 1996 and the unaudited pro forma combined condensed statements of operations for each of the quarterly periods ended March 29, 1996, June 28, 1996, September 27, 1996, and December 31, 1996 present the combined operating results of the Company and the Acquired Companies, as if the acquisitions described above had occurred at the beginning of the earliest period presented. The unaudited pro forma combined condensed balance sheet as of December 31, 1996 includes the audited historical balance sheet of Coca-Cola Enterprises Inc. as of December 31, 1996 and the Great Britain bottler presented as of December 28, 1996. The unaudited pro forma combined condensed balance sheet as of December 31, 1996 presents the combined financial position of the Company and the Great Britain bottler as if the acquisition of the Great Britain bottler described above had occurred on December 31, 1996. These pro forma financial statements reflect use of the purchase method of accounting and are based on the historical financial information of the Company and the Acquired Companies adjusted for the pro forma adjustments described in the attached notes to unaudited pro forma combined condensed financial information. Certain reclassifications and adjustments have been made to the historical financial statements of the Acquired Companies to conform to the Company's financial presentation and interim reporting dates.

                           COCA-COLA ENTERPRISES INC.

                        PRO FORMA FINANCIAL INFORMATION


INTRODUCTORY INFORMATION -- (CONTINUED)

The pro forma adjustments are based on preliminary estimates of the fair value of assets and liabilities of the Acquired Companies, which may require further adjustment when additional information is obtained as of the acquisition date and during the one year period subsequent to each acquisition. Any reallocation of the purchase price based on final valuations of assets and liabilities should not differ significantly from the original estimates and should not have a material impact on the pro forma financial statements.

The pro forma financial information is presented for illustrative purposes only as prepared under guidelines of the Securities and Exchange Commission and is not intended to be indicative of the operating results that would have occurred if the acquisitions had been consummated in accordance with the assumptions set forth below, nor is it a forecast of future operating results or financial position.

                           COCA-COLA ENTERPRISES INC.

               PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                 (UNAUDITED; IN MILLIONS EXCEPT PER SHARE DATA)

                                      COCA-COLA      FRANCE/     GREAT BRITAIN
                                     ENTERPRISES     BELGIUM       BOTTLER       OUACHITA     COKE WEST     PRO FORMA    PRO FORMA
                                     (HISTORICAL)  (HISTORICAL)  (HISTORICAL)  (HISTORICAL)  (HISTORICAL)  ADJUSTMENTS    COMBINED
                                     ------------  ------------  ------------  ------------  ------------  -----------   ---------
NET OPERATING REVENUES.............       $7,921          $846        $1,511           $20           $69         $ (60)    $10,307
Cost of sales......................        4,896           570           976            12            44           (54)      6,444
                                          ------          ----        ------           ---           ---         -----     -------
GROSS PROFIT.......................        3,025           276           535             8            25            (6)      3,863
Selling, general, & administrative
 expenses..........................        2,480           223           341            14            26            71       3,155
                                          ------          ----        ------           ---           ---         -----     -------
OPERATING INCOME...................          545            53           194            (6)           (1)          (77)        708
Interest expense, net..............          351             6            12             1             7           187         564
Other income (deductions), net.....            -            (2)            -             7             -             -           5
                                          ------          ----        ------           ---           ---         -----     -------
INCOME (LOSS) BEFORE INCOME TAXES..          194            45           182             -            (8)         (264)        149
Income tax expense (benefit).......           80             2            60             -             -           (81)         61
                                          ------          ----        ------           ---           ---         -----     -------
NET INCOME (LOSS)..................          114            43           122             -            (8)         (183)         88
Preferred stock dividends..........            8             -             -             -             -             1           9
                                          ------          ----        ------           ---           ---         -----     -------
NET INCOME (LOSS) APPLICABLE TO
  COMMON SHARE OWNERS..............       $  106          $ 43        $  122           $ -           $(8)        $(184)    $    79
                                          ======          ====        ======           ===           ===         =====     =======

AVERAGE COMMON SHARES OUTSTANDING..          125                                                                               125
                                          ======                                                                           =======

NET INCOME PER COMMON SHARE........       $ 0.85                                                                           $  0.63
                                          ======                                                                           =======

OTHER OPERATING DATA:

  Operating income.................       $  545          $ 53        $  194           $(6)          $(1)        $ (77)    $   708
  Depreciation.....................          392            32            56             1             2             -         483
  Amortization.....................          235             5             -             1             3            75         319
                                          ------          ----        ------           ---           ---         -----     -------

OPERATING INCOME BEFORE DEPRECIATION
  AND AMORTIZATION.................       $1,172          $ 90        $  250           $(4)          $ 4         $  (2)    $ 1,510
                                          ======          ====        ======           ===           ===         =====     =======


The introductory information contained on page PF-1 and the accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information are an integral part of these statements. Pro forma combined information should not be construed to be forecasts of future operating results. The Pro Forma Adjustments for each Acquired Company are detailed by company on the following page.

                           COCA-COLA ENTERPRISES INC.

                  DETAIL OF PRO FORMA ADJUSTMENTS BY COMPANY
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                            (UNAUDITED; IN MILLIONS)



                                                                  PRO FORMA ADJUSTMENTS
                                            --------------------------------------------------------------------
                                            FRANCE/       GREAT BRITAIN
                                            BELGIUM          BOTTLER      OUACHITA       COKE WEST         TOTAL
                                            -------       -------------   --------       ---------         -----

NET OPERATING REVENUES...................    $(36)   (D)   $    -         $   -          $   -
                                              (13)   (E)
                                              (11)   (F)                                                  $ (60)

Cost of sales............................     (35)   (D)        -             -              -
                                              (12)   (E)
                                               (7)   (G)                                                    (54)
                                             ----          ------         -----          -----            -----
GROSS PROFIT.............................      (6)              -             -              -               (6)
Selling, general, & administrative
  expenses...............................       5    (A)       68   (A)       1  (A)         1   (A)
                                               (4)   (H)                                                     71
                                             ----          ------         -----          -----            -----
OPERATING INCOME.........................      (7)            (68)           (1)            (1)             (77)
Interest expense, net....................      35    (B)      152   (B)       -              -              187
Other income (deductions), net...........       -               -             -              -                -
                                             ----          ------         -----          -----            -----
INCOME (LOSS) BEFORE INCOME TAXES........     (42)           (220)           (1)            (1)            (264)
Income tax expense (benefit).............      (5)   (C)      (75)  (C)      (1) (C)         -              (81)
                                             ----          ------         -----          -----            -----
NET INCOME (LOSS).......................      (37)           (145)            -             (1)            (183)
Preferred stock dividends...............        -               -             1  (I)         -                1
                                             ----          ------         -----          -----            -----
NET INCOME (LOSS) APPLICABLE TO
  COMMON SHARE OWNERS...................     $(37)         $ (145)        $  (1)         $  (1)           $(184)
                                             ====          ======         =====          =====            =====

OTHER OPERATING DATA:

  Operating income.......................    $ (7)         $  (68)        $  (1)         $  (1)           $ (77)
  Depreciation...........................       -               -             -              -                -
  Amortization...........................       5              68             1              1               75
                                             ----          ------         -----          -----            -----
Operating income before depreciation
  and amortization.......................    $ (2)         $    -         $   -          $   -            $  (2)
                                             ====          ======         =====          =====            =====




The introductory information contained on page PF-1 and the accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information are an integral part of these statements.

                           COCA-COLA ENTERPRISES INC.

             PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
  FOR THE QUARTERS ENDED MARCH 29, 1996, JUNE 28, 1996, SEPTEMBER 27, 1996, AND
                               DECEMBER 31, 1996

                 (UNAUDITED; IN MILLIONS EXCEPT PER SHARE DATA)


                                                                    QUARTER ENDED
                                               -------------------------------------------------------
                                               MARCH 29,    JUNE 28,    SEPTEMBER 27,     DECEMBER 31,
                                                 1996         1996          1996             1996         TOTAL
                                               ---------    -------     -------------     ------------    -----
NET OPERATING REVENUES......................     $2,201      $2,879         $2,715           $2,512      $10,307
Cost of sales...............................      1,373       1,813          1,699            1,559        6,444
                                                 ------      ------         ------           ------      -------
GROSS PROFIT................................        828       1,066          1,016              953        3,863
Selling, general, & administrative expenses.        738         786            825              806        3,155
                                                 ------      ------         ------           ------      -------
OPERATING INCOME............................         90         280            191              147          708
Interest expense, net.......................        141         146            140              137          564
Other income (deductions), net..............          7          (1)            (2)               1            5
                                                 ------      ------         ------           ------      -------
INCOME (LOSS) BEFORE INCOME TAXES...........        (44)        133             49               11          149
Income tax expense (benefit)................        (14)         47             22                6           61
                                                 ------      ------         ------           ------      -------
NET INCOME (LOSS)...........................        (30)         86             27                5           88
Preferred stock dividends...................          3           2              2                2            9
                                                 ------      ------         ------           ------      -------
NET INCOME (LOSS) APPLICABLE TO
  COMMON SHARE OWNERS.......................     $  (33)     $   84         $   25           $    3      $    79
                                                 ======      ======         ======           ======      =======

AVERAGE COMMON SHARES OUTSTANDING...........        126         123            124              125          125
                                                 ======      ======         ======           ======      =======

NET INCOME (LOSS) PER COMMON SHARE..........     $(0.26)     $ 0.68         $ 0.19           $ 0.02      $  0.63
                                                 ======      ======         ======           ======      =======


OTHER OPERATING DATA:

  Operating income..........................     $   90      $  280         $  191           $  147      $   708
  Depreciation..............................        114         120            121              128          483
  Amortization..............................         74          79             86               80          319
                                                 ------      ------         ------           ------      -------

OPERATING INCOME BEFORE DEPRECIATION
  AND AMORTIZATION..........................     $  278      $  479         $  398           $  355      $ 1,510
                                                 ======      ======         ======           ======      =======

The introductory information contained on page PF-1 and the accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information are an integral part of these statements. Pro forma combined information should not be construed to be forecasts of future operating results.

                           COCA-COLA ENTERPRISES INC.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               DECEMBER 31, 1996
                            (UNAUDITED; IN MILLIONS)

                                                 COCA-COLA     GREAT BRITAIN
                                                ENTERPRISES       BOTTLER      PRO FORMA    PRO FORMA
                                                (HISTORICAL)   (HISTORICAL)   ADJUSTMENTS    COMBINED
                                                ------------   ------------   -----------   ---------
ASSETS

CURRENT
 Cash and cash investments....................      $    47          $ 72       $    -       $   119
 Trade accounts receivable, net...............          668           249            -           917
 Inventories..................................          317            62            -           379
 Prepaid expenses and other assets............          287             -            -           287
                                                    -------          ----       ------       -------
   Total Current Assets.......................        1,319           383            -         1,702
PROPERTY, PLANT, AND EQUIPMENT, NET...........        2,812           344            -         3,156
FRANCHISES AND OTHER NONCURRENT ASSETS, NET...        7,103             -        2,713   (L)   9,816
                                                    -------          ----       ------       -------
                                                    $11,234          $727       $2,713       $14,674
                                                    =======          ====       ======       =======

LIABILITIES AND
 SHARE-OWNERS' EQUITY

CURRENT
 Accounts payable and accrued expenses........      $ 1,199          $529       $    2   (L) $ 1,730
 Notes payable and current maturities of
  long-term debt..............................          491             -            -           491
                                                    -------          ----       ------       -------
   Total Current Liabilities..................        1,690           529            2         2,221
LONG-TERM DEBT................................        4,814            18        1,992   (K)   6,824
DEFERRED INCOME TAXES.........................        2,481            28          854   (L)   3,363
OTHER LONG-TERM OBLIGATIONS...................          699            17            -           716
SHARE-OWNERS' EQUITY
 Preferred stock..............................          134             -            -           134
 Common stock.................................          147             -            -           147
 Additional paid-in capital...................        1,434             -            -         1,434
 Reinvested earnings (deficit)................          237           135         (135)  (L)     237
 Cumulative effect of currency translations...           21             -            -            21
 Cost of common stock in treasury.............         (423)            -            -          (423)
                                                    -------          ----       ------       -------
   Total Share-Owners' Equity.................        1,550           135         (135)        1,550
                                                    -------          ----       ------       -------
                                                    $11,234          $727       $2,713       $14,674
                                                    =======          ====       ======       =======

The introductory information contained on page PF-1 and the accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information are an integral part of these statements.

                           COCA-COLA ENTERPRISES INC.
                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                             FINANCIAL INFORMATION


The historical information for each company reflected in the accompanying unaudited pro forma combined condensed financial statements have been determined using United States generally accepted accounting principles.


The following notes describe the pro forma adjustments necessary to reflect the effects of the acquisitions. Actual adjustments to account for the acquisitions under the purchase method are dependent upon the final valuations of the various assets and liabilities of the Acquired Companies. The Ouachita acquisition occurred in February 1996 and the France/Belgium and Coke West acquisitions occurred in the third quarter of 1996 and, therefore, balance sheet accounts for these acquisitions are included in the balance sheet of the Company as of December 31, 1996. For each of the companies acquired in 1996 the historical information presented in the pro forma combined condensed statements of operations for the year ended December 31, 1996 reflects historical operations from January 1, 1996 through date of acquisition. The results of operations of the 1996 Acquired Companies from date of acquisition through December 31, 1996 are included in the historical results of operations of the Company. Since the Great Britain bottler acquisition occurred in February 1997, the historical information of the Great Britain bottler presented in the pro forma combined condensed statement of income for the year ended December 31, 1996 reflects historical information for the full year 1996.

NOTE A - Pro forma adjustments to "Selling, general, & administrative expenses" reflect amortization of the assigned value of the rights of the Acquired Companies to market, produce, and distribute beverage products in their franchise territories principally over 40 years, net of amortization previously recorded.

NOTE B - The pro forma adjustments to "Interest expense, net" reflect additional interest costs on debt issued to fund the cash portion of the purchase price and to repay assumed debt contemplating the long-term fixed rate financing of the transactions. The acquisitions were initially financed through short-term bank borrowings, commercial paper, and seller financing. The Company intends to refinance portions of the short-term borrowings on a long-term basis. Interest rates assumed applicable to contemplated financings were 7.5% (reflecting the Company's weighted average long-term borrowing rate for 1995).

NOTE C - The pro forma adjustments to "Income tax expense (benefit)" reflect the income tax attributes of the foregoing adjustments and the effect on the consolidated tax provision after inclusion of the Acquired Companies. On a quarterly basis, the pro forma adjustments reflect modifications to the Company's estimated effective annual income tax rate for full year 1996 giving effect to the results of operations of the Acquired Companies and the pro forma adjustments.

NOTE D - This pro forma adjustment to "Net Operating Revenues" and "Cost of sales" gives effect to the elimination of historical sales by France/Belgium to the Company's Netherlands operations.

NOTE E - This pro forma adjustment to "Net Operating Revenues" and "Cost of sales" gives effect to the elimination of historical product sales by France/Belgium to the German Coca-Cola bottler owned by The Coca-Cola Company. These sales were discontinued as a condition of the purchase agreement.

                           COCA-COLA ENTERPRISES INC.
                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL INFORMATION -- (CONTINUED)


NOTE F - This pro forma adjustment to "Net operating revenues" gives effect to the elimination of certain marketing support funding provided by The Coca-Cola Company. As a condition of the purchase agreement, the marketing support arrangement between France/Belgium and The Coca-Cola Company has reduced the funding. Therefore, France/Belgium will no longer be receiving this marketing support.

NOTE G - This pro forma adjustment to "Cost of sales" gives effect to the elimination of intercompany centralized purchasing costs for certain products and packaging materials purchased directly from a subsidiary of The Coca-Cola Company by France/Belgium. As a condition of the purchase agreement, France/Belgium will no longer be charged a mark-up on centralized purchasing costs.

NOTE H - This pro forma adjustment to "Selling, general, & administrative expenses" gives effect to the elimination of certain overhead and administrative expense allocations charged to France/Belgium by the corporate regional offices of The Coca-Cola Company. As a condition of the acquisition, these costs will no longer be incurred by France/Belgium.

NOTE I - In connection with the acquisition of Ouachita in February, 1996, the Company authorized 1,110,000 shares and issued 923,413 shares of voting convertible preferred stock, Ouachita Series A ("Series A") and authorized 350,000 shares and issued 95,880 shares of voting convertible preferred stock, Ouachita Series B ("Series B"). Series A pays quarterly cumulative dividends of 4% per year and Series B pays no dividend. Dividends are provided at a market-related rate for both Series A and Series B to reflect the actual cost of the preferred stock.

NOTE J - Pro forma fully diluted net income (loss) per common share data are not presented because there are no material differences between such amounts and the pro forma net income (loss) per share presented. All per share data is calculated prior to rounding to millions.

NOTE K - The pro forma adjustments to reflect the increase in outstanding indebtedness as a result of (i) the acquisition of the Great Britain bottler by the Company; and (ii) the repayment of assumed debt at the acquisition date was calculated as follows:

Purchase price of the acquisition of the Great Britain bottler:

Amount payable in cash..........................................  $1,866
Long-term debt assumed from sellers.............................     126
                                                                  ------
Net increase in long-term debt .................................  $1,992
                                                                  ======

                           COCA-COLA ENTERPRISES INC.
                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL INFORMATION -- (CONTINUED)


NOTE L - The purchase method of accounting for acquisitions requires that the assets and liabilities of the acquired company be adjusted to their estimated fair values. The following are the pro forma adjustments which reflect management's best estimate of the fair values of the assets and liabilities of the Great Britain bottler as of December 31, 1996 using information currently available.

                                                              Net Assets
                                                         ------------------
                                                         Increase (Decrease)

   Amounts as reported by the Great Britain bottler....        $  135

   Fair value adjustments:
    Franchises and other noncurrent assets.............         2,713
    Current liabilities................................            (2)
    Deferred income taxes..............................          (854)
                                                               ------
                                                               $1,992
                                                               ======